Exhibit 10.51

LIFEMAP SCIENCES, INC.

2011 Stock Option Plan

1.           Purpose and Eligibility

The purpose of this 2011 Stock Option Plan (the “Plan”) of LIFEMAP SCIENCES, INC. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to selected key officers, directors, employees, consultants, independent contractors, professionals, advisors, scientific advisory board members, and other individuals whose efforts may aid the Company or its Affiliates, all of whom are eligible to receive Awards under the Plan.  Any person to whom an Award has been granted under the Plan is called a “Participant.”  Additional definitions are contained in Section 8.

2.           Administration

a.           Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the "Board").  The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.   All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.           Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee").  All references in the Plan to the "Board" shall mean such Committee or the Board.

3.           Stock Available for Awards

a.           Number of Shares.  Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”)  that may be issued pursuant to the Plan is 8,000,000 shares.  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 4,000,000.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.           Adjustment to Common Stock.  In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4.           Stock Options

a.           General.  The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b.           Incentive Stock Options.  An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Non-Qualified Stock Option.”

c.           Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

d.           Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

e.           Exercise of Option.  Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f.           Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment, as determined by the Board in the exercise of its discretion, and specified in the applicable option agreement:

(i)           by check payable to the order of the Company;

(ii)          except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)           to the extent explicitly provided in the applicable option agreement, by (A) delivery of shares of Common Stock owned by the Participant valued at  fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (B) net exercise of the option pursuant to which the Participant agrees to surrender a sufficient number of shares obtained through exercise of the option, valued at fair market value (as determined by the Board or as determined by the applicable option agreement) to satisfy the exercise price, or (C) payment of such other lawful consideration as the Board may determine.

5.           Restricted Stock

a.           Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash or other lawful consideration in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

b.           Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary").  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.           Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.           General Provisions Applicable to Awards

a.           Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.           Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c.           Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.           Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e.           Acquisition of the Company

(i)           Consequences of an Acquisition.  Upon the consummation of an Acquisition, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated.  Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.  Notwithstanding the foregoing, the Board retains the authority to do or approve any action affecting the terms of Awards that the Board deems to be in the best interests of the Company.

(ii)           Acquisition Defined.  An "Acquisition" shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or  (z) any other acquisition of the business of the Company, as determined by the Board.

(iii)         Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.  The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

                f.           Withholding.  Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement).  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g.           Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h.           Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i.           Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

8.           Miscellaneous

a.  Definitions.

(i)           "Company" for purposes of eligibility under the Plan, shall include any present or future corporation which is a parent corporation or a subsidiary corporation with respect to LIFEMAP SCIENCES, INC. within the meaning of Sections 424(e) or (f) of the Code.  For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii)          “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)         “Employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b.           No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.           No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.           Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e.           Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f.           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of California, without regard to any applicable conflicts of law.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made and entered into as of __________, by and between LIFEMAP SCIENCES, INC.., a California corporation (the "Company"), and ______________, an employee/consultant (the "Employee") of the Company or of a subsidiary of the Company (hereinafter included within the term "Company") within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"),

W I T N E S S E T H

WHEREAS, the Company has adopted the LifeMap Sciences, Inc. 2011 Stock Option Plan (the "Plan"), administered by the Company’s Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee"), providing for the granting to its employees or other individuals, stock options to purchase the Company’s common stock, no par value; and

WHEREAS, the Plan provides for the grant of certain options which are intended to be incentive stock options ("incentive stock options" or "options") within the meaning of Section 422(b) of the Code; and

WHEREAS, the Employee is an officer or key employee/consultant who is in a position to make an important contribution to the long-term performance of the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Grant. The Company hereby grants to the Employee an incentive stock option to purchase ________ shares of common stock, no par value (the “Shares”), at the price set forth in Section 2, on the terms and conditions hereinafter stated and subject to any limitations contained in the Plan.

2.           Exercise Price.  The purchase price per Share is ________ ($____) which was the fair market value of the Shares as determined by the Board immediately prior to the grant.

3.           Vesting.  Unless otherwise terminated as provided by this Agreement, this option will vest (and thereby become exercisable) as follows: ____ of the number of Shares will vest at the end of each full month of employment.  Vesting will depend on Employee’s continued employment with the Company through the applicable vesting date.  The unvested portion of the Option shall not be exercisable.

4.           Expiration.  The vested portion of the options shall expire at 5:00 p.m. California time on the seventh anniversary of the date of grant.

5.           Adjustments in Shares and Purchase Price.

(a)           The number of Shares subject hereto and the purchase price per Share thereof shall adjusted by the Board or Committee as provided in Section 3(b) of the Plan for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by the Company.

(b)           Upon (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board, the provisions of Section 7(e) of the Plan, as it may be amended from time to time, shall apply.

(c)           The foregoing adjustments made by the Board or Committee or the board of directors of a successor to the Company shall be final, binding and conclusive.

(d)           The grant of this option shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6.           Effect of Termination of Employment.  In the event of termination of the Employee’s employment for any reason other than his or her death or disability, this option may not be exercised after three months after the date he or she ceases to be an employee of the Company, and may be exercisable only up to the amount vested on the date of termination.

7.           Effect of Death or Disability.  This option shall be exercisable during the Employee’s lifetime only by the Employee and shall be nontransferable by the Employee otherwise than by will or the laws of descent and distribution.

 (a)           In the event the Employee ceases to be employed by the Company on account of the Employee’s disability, this option may not be exercised after one year following cessation of employment due to such disability, and may be exercisable only up to the amount vested under Section 3 on the date of disability.  A disability means that an employee is unable to carry out the responsibilities and functions of the position held by the employee by reason of any medically determinable physical or mental impairment.

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(b)           In the event of the Employee’s death while in the employ of the Company, or during the three-month period following termination of employment during which the Employee is permitted to exercise this option pursuant to Section 6 or 7, this option may be exercised by the executor or administrator of the Employee’s estate or any person who shall have acquired the option from the Employee by his or her will or the applicable law of descent and distribution, during a period of one year after Employee’s death with respect to the number of Shares for which the deceased Employee would have been entitled to exercise at the time of his or her death, including the number of Shares that vested upon his death under Section 3, subject to adjustment under Section 5.  Any such transferee exercising this option must furnish the Company upon request of the Committee (i) written notice of his or her status as transferee, (ii) evidence satisfactory to the Company to establish the validity of the transfer of the option in compliance with any laws of regulations pertaining to said transfer, and (iii) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

8.           How to Exercise Option.  This option may be exercised by the person then entitled to do so as to any Share which may then be purchased by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof and the amount of any income tax the Company is required by law to withhold by reason of such exercise.  The purchase price shall be payable in cash or in shares of Company common stock having a value equal to the exercise price or in a combination of cash and shares of Company common stock.

9.           No Rights as Shareholder Prior to Exercise.  Neither the Employee nor any person claiming under or through the Employee shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the option until the date of receipt of payment (including any amounts required by income tax withholding requirements) by the Company.

10.           Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive office, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Employee shall be addressed to the Employee as the address set forth beneath his or her signature hereto, or at any such other address as the Employee may hereafter designate in writing.  Any such notice shall be deemed to have been duly given three (3) days after being addressed as aforesaid and deposited in the United States mail, first class postage prepaid.

11.           Restrictions on Transfer.  Except as otherwise provided herein, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution attachment or similar process upon the rights and privileges conferred hereby.  Any transfer, assignment, pledge or other disposal of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or any sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, shall immediately be null and void and shall not vest in any purported assignee or transferee any rights or privileges of the optionee, under this Agreement or otherwise with respect to such options.  Notwithstanding the preceding two sentences, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

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12.           Successor and Assigns.  Subject to the limitations on transferability contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

13.           Additional Restrictions.  The rights awarded hereby are subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such rights upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such rights or the issuance or purchase of Shares in connection with the exercise of such rights, then such rights may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board or the Committee.  Furthermore, if the Board or Committee determines that amendment to any stock option (including but not limited to the increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any Shares or other securities under the securities or “blue sky” laws of any state, then the Board or Committee shall have the unilateral right to make such changes without the consent of the Employee.

14.           Notice of Sale or Other Disposition of Shares.  In the event the Employee disposes of any of the Shares that may be acquired hereunder at any time within two years of the date hereof or one year from the date the Shares were acquired, the Employee agrees to notify the Company in writing within ten days of the date of such disposition, of the number of Shares disposed of, the nature of the transaction, and the amount received (if any) upon such disposition.  Employee understands that such a disposition may result in imposition of withholding taxes, and agrees to remit to the Company on request any amounts requested to satisfy any withholding tax liability.

15.           Terms of Employment.  Subject to any employment contract with the Employee, the terms of employment of the Employee shall be determined from time to time by the Company and the Company shall have the right, which is hereby expressly reserved, to terminate the Employee or change the terms of the employment at any time for any reason whatsoever, with or without good cause. The Employee agrees to notify in writing the Corporate Secretary of the Company of the Employee’s intention, if any, to terminate Employee’s employment within ten days after said intention is formed.

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16.           Payment of Taxes.  Whenever Shares are to be issued to the Employee in satisfaction of the rights conferred hereby, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

17.           Terms and Conditions of Plan.  This Agreement is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Employee, without his or her consent, of any of his or her rights hereunder, except as otherwise provided in this Agreement or in the Plan.  The Shares acquired hereunder may also be subject to restrictions on transfer and/or rights of repurchase that may be contained in the Bylaws of the Company or in separate agreements with Employee.  The Board or the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons.  No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.           Severability.  In the event that any provision in this Agreement shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

19.           Governing Law.  This Agreement shall be governed by and construed under the laws of the state of California, without regard to conflicts of law provisions.

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IN WITNESS HEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

COMPANY:

LifeMap Sciences, Inc.

By

Title

By

Title	Chief Financial Officer

EMPLOYEE:

(Signature)

(Please Print Name)

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